Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
EnerTeck Corporation
Stafford, Texas

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 4, 2005 with respect to the financial statements of EnerTeck Corporation included in its Form 10-KSB for the two years ended December 31, 2004.

We also consent to the reference to us under the heading “Experts” in such document.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

June 14, 2005